Exhibit 10.18

Promissory Note

This Promissory Note (this “Note”) is entered into as of January 05, 2023 (the “Effective Date”) by and between EIL THERAPEUTICS, INC. (“Lender”) and LOMOND THERAPEUTICS, INC. (“Borrower”). Capitalized terms used but not otherwise defined herein shall have the meanings given them on Schedule A. The parties agree as follows:

1.	Terms of the Loan.

1.1.	The Loan. Lender hereby agrees to make a term loan to Borrower on the Effective Date in an aggregate original principal amount of Three Hundred Four Thousand Four Hundred Two Dollars and Eighty-Two Cents ($304,402.82) (the “Loan”). Borrower hereby promises to pay Lender the entire amount of the Loans and other debts, principal, interest, Lender Expenses and other amounts Borrower owes Lender under this Note or any other Loan Document, including any interest accruing after insolvency proceedings begin (collectively, the “Obligations”) in full in cash no later than January 05, 2025 (the “Maturity Date”).

1.2.	Interest. Interest shall accrue on the outstanding principal balance of the Loan at a per annum rate of two point five percentage points (2.5%). All interest hereunder shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed. Interest shall accrue on the Loan for the day on which the Loan is made and shall not accrue on the Loan or any portion thereof, for the day on which the Loan or such portion is paid. Accrued interest on the Loan shall be payable in arrears on the Maturity Date. All interest payable hereunder shall be paid by capitalizing such interest and adding such capitalized amount to the then outstanding principal amount of the Loan and, once so paid, shall automatically constitute part of the outstanding principal amount of the Loan for all purposes of this Note (including the further accrual of interest thereon).

1.3.	Default Rate Interest. During the continuance of an Event of Default all outstanding Obligations shall bear interest at a per annum rate that is two point five percentage points (2.5%) in excess of the rate set forth in Section 1.2 above.

1.4.	Prepayment. Any of the principal amount owing hereunder may be prepaid, in whole or in part, at any time without penalty, subject to payment of any accrued but unpaid interest related to such principal portion of the Loan so prepaid. Any portion of the Loan, once repaid, may not be re-borrowed.

2.	Representations, Warranties and Covenants of Borrower. Borrower represents, warrants and covenants to Lender as follows, as of the Effective Date and with respect to covenants, for so long as this Note is in effect or any Obligations remain outstanding:

2.1.	Corporate Existence; Authority. Each of Borrower and its Subsidiaries is and will continue to be, duly organized, validly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state where such qualification is necessary, except for jurisdictions in which failure to do so would not have a material adverse effect on Borrower. The execution, delivery and performance by Borrower of this Note and all other related documents have been duly and validly authorized, do not conflict with Borrower’s formation documents, and do not constitute an event of default under any material agreement by which Borrower is bound. “Subsidiaries” means any entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by Borrower.

2.2.	Taxes; Legal Compliance. Borrower will file when due or obtain a valid extension to file, all material tax returns and reports required by applicable law. Borrower will pay when due, all taxes, assessments, deposits and contributions in the future owed (except for taxes and assessments subject to a valid extension). Borrower will comply, with all applicable laws, rules and regulations, noncompliance with which could have a material adverse effect on Borrower’s business.

2.3.	Additional Agreements. Borrower will not, and will not permit any of its Subsidiaries to, without Lender’s prior written consent (which shall be a matter of Lender’s good faith business judgment), do any of the following: (i) convey, sell, lease, transfer or otherwise dispose of (“Transfer”) any property other than Permitted Transfers; (ii) engage in any business other than the business currently engaged in by Borrower or reasonably related thereto; (iii) permit or suffer to exist a Change of Control; (iv) merge or consolidate with any party, or acquire all or substantially all of the capital stock or assets of another party; (v) incur or become liable for any indebtedness other than Permitted Indebtedness; (vi) assign or convey any rights to income or incur or allow any lien, security interest or other encumbrance on any of its property other than Permitted Liens; (vii) make any payment on any indebtedness which is subordinated to any indebtedness owed to Lender by Borrower; or (viii) amend or modify, or permit the amendment or modification of, any provision of any indebtedness of the Borrower or any of its Subsidiaries as in effect on the Effective Date.

EIL THERAPEUTICS, INC./LOMOND THERAPEUTICS, INC. Promissory Note

2.4.	Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or instrument given to Lender pursuant to this Note, in the aggregate, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in such certificates or instruments not misleading.

3.	Term. This Note shall continue in effect until the Maturity Date. On the Maturity Date or on any earlier effective date of termination of this Note, Borrower shall pay in cash all Obligations in full, whether or not such Obligations are otherwise then due and payable. No termination shall relieve Borrower of any obligation to Lender, until all of the Obligations have been paid and performed in full.

4.	Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) Borrower fails to pay any principal amount of the Loan when due or any other monetary Obligation within three (3) Business Days after the date due; (ii) Borrower fails to perform any obligation (other than payment of any Loan or other Obligations or covenant hereunder, which, if such default can be reasonably cured, is not cured within ten (10) days after the date due (or a later date, as approved in writing by Lender); (iii) a Material Adverse Change; (iv) any representation or set forth in this Note or any certificate pursuant hereto given to Lender by or on behalf of Borrower, now or in the future, is untrue or misleading in a material respect; (v) a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any indebtedness or that could reasonably be expected to cause any material impairment in the Borrower’s business, operations or financial or other condition of the Borrower; (vi) the attachment, seizure, levy or possession by a trustee or receiver of any material portion of Borrower’s assets which is not removed within ten (10) days from its occurrence; (vii) one or more judgments rendered against the Borrower; (viii) the dissolution, winding up, or insolvency of Borrower; (ix) the appointment of a receiver, trustee or custodian, for all or part of the property of, assignment for the benefit of creditors by, or commencement of any proceeding by or against, Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (x) there is a Change of Control.

5.	Rights and Remedies. If an Event of Default occurs and is continuing, Lender may, without notice or demand do any or all of the following: (i) accelerate and declare all of the Loans and other Obligations to be immediately due and payable without any action by Lender; (ii) settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Lender considers advisable; (iii) apply to the Obligations any balances and deposits of Borrower that Lender holds or any amount held by Lender owing to or for the credit or the account of Borrower; (iv) increase the then-existing interest rate by an additional five percent (5%) per annum; and/or (v) exercise any other rights and remedies permitted by applicable law. Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Lender as its lawful attorney to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (c) make, settle, and adjust all claims under Borrower’s insurance policies; and (d) settle and adjust disputes and claims about the accounts directly with account debtors for amounts and on terms Lender determines reasonable. Lender’s appointment as Borrower’s attorney in fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed. All of Lender’s rights and remedies under this Note or any other agreement between Lender and Borrower are cumulative. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable.

6.	Indemnification. Borrower will indemnify, defend and hold harmless Lender and its affiliates, and each of their officers, directors, employees, attorneys, accountants and agents (each, a “Lender Party”) against: (i) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated hereunder; and (ii) all losses and expenses incurred, or paid by Lender arising from transactions between Lender and Borrower hereunder (including reasonable attorneys’ fees and expenses), except, as to both “(i)” and “(ii)” in this Section 6, for losses caused by Lender’s or any Lender Party’s gross negligence or willful misconduct. This Section 7 shall survive termination of this Note.

7.	General.

7.1.	No Waivers; Amendments. The failure of Lender at any time to require Borrower to comply strictly with any of the provisions of this Note shall not waive Lender’s right to later demand and receive strict compliance. Any waiver of a default shall not waive any other default. None of the provisions of this Note may be waived except by a specific written waiver signed by Lender and delivered to Borrower. The provisions of this Note may not be amended except in a writing signed by Borrower and Lender.

EIL THERAPEUTICS, INC./LOMOND THERAPEUTICS, INC. Promissory Note

7.2.	Lender Expenses; Attorneys’ Fees. Borrower shall reimburse Lender for all reasonable costs and expenses for preparing, negotiating, administering, defending and enforcing this Note and the other loan documents with Lender (including appeals or insolvency proceedings) (collectively, “Lender Expenses”); provided that the aggregate amount of Lender Expenses for preparing and negotiating this Note and the other loan documents that are reimbursable by Borrower shall not exceed $50,000. If, subject to the foregoing, Lender or Borrower files any lawsuit against the other predicated on a breach of this Note, the prevailing party shall be entitled to recover its costs and reasonable attorneys’ fees from the non-prevailing party.

7.3.	Binding Effect; Assignment. This Note is binding upon and for the benefit of the successors and permitted assignees of each party. Borrower may not assign any rights under this Note without Lender’s prior written consent, which consent will not be unreasonably withheld. Lender has the right, without the consent of or notice to Borrower, to sell transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Note and the other Loan Documents.

7.4.	Notices. All notices by any party required or permitted under this Note or any other related agreement must be in writing and personally delivered or sent by overnight delivery, certified mail (postage prepaid and return receipt requested), or facsimile to the addresses and numbers below, and shall be deemed received when personally delivered or within 2 days after being sent by overnight delivery.

7.5.	Governing Law; Jurisdiction.

7.5.1.	Governing Law. This Note and each other Loan Documents shall be governed by, and construed in accordance with, the law of the State of Delaware without giving effect to the conflicts of laws principles thereof.

7.5.2.	Submission to Jurisdiction. Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Delaware sitting in Dover, Delaware and the United States District Court for District of Delaware sitting in Kent County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or any other loan document, or for recognition or enforcement of any judgement, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgement in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law. Nothing in this Note or in any other document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note or any other loan document or the recognition or enforcement of any judgement against the Borrower or its properties in the courts of any jurisdiction.

7.5.3.	Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or any other loan document in any court referred to in Section 7.5.2. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

7.5.4.	Waiver of Right to Trial by Jury. Each party to this Note hereby expressly waives any right to the trial by jury of any claim, demand, action or cause of action arising under any loan document or in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to any loan document, or the transactions related thereto, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Note may file an original counterpart or a copy of this Section 7.5.4 with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.

7.6.	Other. If any provision hereof is unenforceable, the remainder of this Note shall continue in full force and effect. This Note (including schedules hereto) and any other written agreements and, documents executed in connection herewith are the complete agreement between Borrower and Lender and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated herein. This Note may be executed in one or more counterparts, all of which when taken together will constitute one agreement.

8.	Confidentiality. In handling any confidential information, Lender will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Lender’s Subsidiaries or affiliates; (ii) to prospective transferees or purchasers of any interest in the loans (provided that Lender shall use commercially reasonable efforts in obtaining such transferee or purchasers agreement of the terms of this provision); (iii) as required by law, regulation, subpoena, or other order; (iv) as required in connection with Lender’s examinations and audits; or (v) as Lender considers appropriate in exercising remedies under this Note. Confidential information does not include information that is either: (a) in the public domain or in Lender’s possession when disclosed to Lender or becomes part of the public domain after disclosure to Lender; or (b) disclosed to Lender by a third party, if Lender does not know that the third party is prohibited from disclosing the information.

[SIGNATURE PAGE TO FOLLOWS.]

EIL THERAPEUTICS, INC./LOMOND THERAPEUTICS, INC. Promissory Note

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed as of the date initially set forth above.

BORROWER:

LOMOND THERAPEUTICS, INC.

By:	/s/ Nikolay Savchuk
Name:	Nikolay Savchuk
Title:	CEO

LENDER:

EIL THERAPEUTICS, INC.

By:	/s/ Nikolay Savchuk
Name:	Nikolay Savchuk
Title:	CEO

DEFINITIONS

As used in this Note, the following words shall have the following meanings:

“Board” means Borrower’s board of directors or board of managers.

“Business Day” is any day that is not a Saturday, Sunday or a day on which national banks in the United States are closed.

“Change of Control” means at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of forty nine percent (49%) or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Lender the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Lender a description of the material terms of the transaction.

“Effective Date” is defined in the preamble hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funding Date” is any date on which a Loan is made to or for the account of Borrower which shall be a Business Day.

“Lender Expenses” is defined in Section 7.2.

“Lender Party” is defined in Section 6.

“Loan Documents” are, collectively, this Note and any other present or future agreement between Borrower and/or for the benefit of Lender in connection with this Note, all as amended, extended or restated.

“Material Adverse Change” means the occurrence of any material adverse change in the business, operations, or financial condition of the Borrower.

“Permitted Indebtedness” means (a) Borrower’s indebtedness to Lender; (b) indebtedness existing on the Effective Date; (c) indebtedness incurred by Borrower owed to a third-party subordinated to Borrower’s indebtedness owed to Lender which subordination is reflected in a written agreement as accepted and approved by the Lender prior to the incurrence of such third-party indebtedness; (d) indebtedness to trade creditors incurred in the ordinary course of business; (e) indebtedness secured by Permitted Liens; (f) indebtedness arising from the endorsement of instruments in the ordinary course of business; and (g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower or its Subsidiaries, as the case may be.

EIL THERAPEUTICS, INC./LOMOND THERAPEUTICS, INC. Promissory Note

“Permitted Liens” means (a) liens existing on the Effective Date or that are in favor of Lender; (b) liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its books, if they have no priority over any of Lender’s security interests; (c) purchase money liens (i) on equipment and related software acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the equipment and related software, if any, including the financing of the costs of shipping, taxes and installation, or (ii) existing on equipment and related software when acquired, if the lien is confined to such property, improvements thereon, and proceeds thereof; (d) liens in favor of other financial institutions arising in connection with Borrower’s deposit or investment accounts held at such institutions to secure customary fees and charges (but not credit/debt relationships or margin accounts; (e) statutory liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties; (f) liens arising from the filing of any financing statement on operating leases, to the extent such operating leases are permitted under this Note; (g) liens on cash collateral securing reimbursement obligations to Lender under letters of credit; (h) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not likely to result in a Material Adverse Change; and (i) non-exclusive licenses and sublicenses granted by Borrower in the ordinary course of its business and not otherwise prohibited by this Note.

“Permitted Transfer” means Transfers of (a) Inventory in the ordinary course of business; (b) non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and other non-perpetual licenses that may be exclusive in some respects, such as, by way of example, with respect to field of use or geographic territory, but that do not result, under applicable law, in a sale of all of Borrower’s interest in the property that is the subject of the license; and (c) worn-out or obsolete equipment.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower

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EIL THERAPEUTICS, INC./LOMOND THERAPEUTICS, INC. Promissory Note